Guaranty Bancorp
Limited Power of Attorney for Section 16 Reporting Obligations

      Know all by these presents, that the undersigned hereby makes, constitutes and appoints each of Christopher Treece, Amy Lovell, Christian Otteson and Kurt Leeper as the undersigned's true and lawful attorney-in-fact, with full power of substitution and authority as hereinafter described on behalf of and in the name, place and stead of the undersigned to:

1. prepare, execute, acknowledge, deliver and file a Form ID and Forms 3, 4 and 5 (including any amendments thereto) with respect to the securities of Guaranty Bancorp (the "Company") with the United States Securities and Exchange Commission (the "Commission") and any national securities exchange or similar authority, as considered necessary or advisable under
Section 16(a) of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, as amended from time to time (the "Exchange Act");

2. seek or obtain, as the undersigned's representative and on the undersigned's behalf, information on transactions in the Company's securities from any third party, including brokers, employee benefit plan administrators and trustees, and the undersigned hereby authorizes any such person to release any such information to the attorneys in fact and approves and ratifies any such release of information; and

3. take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of or legally required with respect to the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such information and disclosure as such attorney-in-fact, in his or her discretion, deems necessary or desirable.

The undersigned acknowledges that:

1. this Power of Attorney authorizes, but does not require, such attorney-in-fact to act in his or her discretion on information provided to such attorney-in-fact without independent verification of such information;

2. neither the Company nor such attorney-in-fact assumes (i) any liability for the undersigned's responsibility to comply with the requirements of the Exchange Act; (ii) any liability of the undersigned for any failure to comply with such requirements or (iii) any obligation or liability of the undersigned for profit disgorgement under Section 16(b) of the Exchange Act; and

3. this Power of Attorney does not relieve the undersigned from responsibility for compliance with the undersigned's obligations under the Exchange Act, including without limitation the reporting requirements under Section 16 of the Exchange Act.

  The undersigned hereby gives and grants the foregoing attorney-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary or appropriate to be done in and about the foregoing matters as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying all that such attorney-in-fact of, for and on behalf of the undersigned, or such attorney-in-fact's substitute, shall lawfully do or cause to be done by virtue of this Power of Attorney.

  This Power of Attorney shall remain in full force and effect until revoked by the undersigned in a signed writing delivered such attorney-in-fact.

       IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 31st day of December, 2013.

	/s/ Michael J. Noesen
	Signature

	Michael J. Noesen
	Print Name